SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2005

OVERNITE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-24573	04-3770212
(State or other jurisdiction of Incorporation)	(Commission File No. )	(I.R.S. Employer Identification Number)

1000 Semmes Avenue, Richmond, Virginia	23224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 231-8000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2005, the Board of Directors of Overnite Corporation (the “Company”) approved an amendment to the Stock Deferral (or Equity Swap Program) portion of the Overnite Corporation Executive Incentive Compensation and Deferral Plan (the “Plan”). Specifically, the amended Plan will include terms that allow an executive officer who has attained age 65 to elect to defer all or a portion of his or her annual incentive award in exchange for retention stock units with a value equal to 133% of the value of the amount foregone which will become vested and nonforfeitable if the executive officer’s employment continues until the second anniversary of the date such incentive award was approved or as otherwise provided in the Plan. This amendment is in addition to the existing provision that allows an executive officer to elect to defer all or a portion of his or her annual incentive award with a value equal to 150% of the amount foregone which will become vested and nonforfeitable if the executive officer’s employment continues until the third anniversary of the date such incentive award was approved or as otherwise provided in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERNITE CORPORATION

January 31, 2005

	By:	/s/ Mark B. Goodwin
	Name:	Mark B. Goodwin
	Title:	Senior Vice President, General Counsel
and Secretary